EXHIBIT 25

Financial Statements

Texas Gulf Exploration & Production

For the Years Ended December 31, 2013 and 2012
(Audited)

Texas Gulf Exploration & Production

Contents

TEXAS GULF EXPLORATION & PRODUCTION
(A CARVE OUT OF TEXAS GULF OIL AND GAS, INC.)
BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(Audited)	(Audited)
Assets
Noncurrent assets
Equipment	$32,610	$39,130
Intangible assets	$7,751,031	$7,751,031
Total Nonurrent Assets	7,783,641	7,790,161

Total Assets	$7,783,641	$7,790,161

Liabilities and Invested Equity
Current Liabilities
Accrued expenses	58,400	0
Total Current Liabilities	58,400	0

Commitments and Contingencies - Note 5
Invested equity	7,783,641	7,790,161
Total Invested Equity	7,783,641	7,790,161
Total liabilities and invested equity	$7,783,641	$7,790,161

"The accompanying notes are an integral part of these financial statements"

Contents

TEXAS GULF EXPLORATION & PRODUCTION
(A CARVE OUT OF TEXAS GULF OIL AND GAS, INC.)
STATEMENT OF OPERATIONS

	January 1. 2013 to December 31, 2013	January 1. 2012 to December 31, 2012
	(Audited)	(Audited)

Revenues	$33,042	$54,671

Cost of Sales	32,002	5,652

Gross Profit	1,040	49,019

General Expenses	97,089	68,888

Net Income(Loss) from Operations	(96,049)	(19,869)

Other Income(Expenses)
Other Expenses	0	(2,163)

Net Income(Loss) from Operations
Before Income Taxes	(96,049)	(22,032)

Tax Expense	0	0

Net Income(Loss)	$(96,049)	$(22,032)

"The accompanying notes are an integral part of these financial statements"

Contents

TEXAS GULF EXPLORATION & PRODUCTION
(A CARVE OUT OF TEXAS GULF OIL AND GAS, INC.)
STATEMENT OF CASH FLOWS

	January 1. 2013 to December 31, 2013	January 1. 2012 to December 31, 2012
	(Audited)	(Audited)
Cash flows from operating activities:
Net income (loss)	$(96,049)	$(22,032)
Depreciation	6,520	6,520

(Increase)decrease in current assets	0	0
Increase(decrease) in current liabilities	0	0
Net cash used in operating activities	(89,529)	(15,512)

Cash flows from investing activities:
None	0	0
Net cash provided(used) by investing activities	0	0

Cash flows from financing activities:
Contribution of capital	89,529	15,512
Net cash provided(used) by financing activities	89,529	15,512

Increase in cash and equivalents	0	0

Cash and cash equivalents at beginning of period	0	0

Cash and cash equivalents at end of period	$0	$0
"The accompanying notes are an integral part of these financial statements"

Contents

TEXAS GULF EXPLORATION & PRODUCTION
(A CARVE OUT OF TEXAS GULF OIL AND GAS, INC.)
STATEMENT OF CASH FLOWS - CONTINUED

	January 1. 2013 to December 31, 2013	January 1. 2012 to December 31, 2012
	(Audited)	(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None	$0	$10
"The accompanying notes are an integral part of these financial statements"

Contents

TEXAS GULF EXPLORATION & PRODUCTION
STATEMENT OF INVESTED EQUITY
(A CARVE OUT OF TEXAS GULF OIL AND GAS, INC.)
FOR THE YEARS ENDED DECEMBER 31, 2013, and 2012

Total
(Audited)
Invested Equity January 1, 2012	$7,796,681
Contribution of capital	15,512
Net Income(loss) 2012	(22,032)
Balances December 31, 2012	7,790,161
Contribution of capital	89,529
Net Income(loss) 2013	(96,049)
Balances December 31, 2013	$7,783,641

"The accompanying notes are an integral part of these financial statements"

Contents
Texas Gulf Exploration & Production
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 1.     Organization, History and Business

On March 28, 2014 Texas Gulf Exploration & Production Inc. a subsidiary of Broadleaf Capital Partners Inc. acquired the assets presented here as Texas Gulf Exploration & Production(the Company). The accompanying special purpose financial statements represent the financial position and results of operations for Texas Gulf Exploration & Production (a "carve out Texas Gulf Oil & Gas, Inc.)  are presented here as the assets being exchanged with Texas Gulf Exploration & Production, Inc. in the subsequent events. Within these financial statements “we,” “us” and “our” refers to Texas Gulf Exploration & Production.

Note 2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying special purpose combined carve-out financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Texas Gulf Exploration & Production is an integrated business of Texas Gulf Oil & Gas, Inc. that operates in a single business segment and is not a stand-alone entity. The financial statements of Texas Gulf Exploration & Production reflect the assets, liabilities, revenue and expenses directly attributable to Texas Gulf Exploration & Production, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in invested equity and cash flows of Texas Gulf Exploration & Production on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in invested equity and cash flows of Texas Gulf Exploration & Production in the future or what they would have been had Texas Gulf Exploration & Production been a separate, stand-alone entity during the periods presented.

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts and terms are recorded by contract.

Accounts Receivable

Accounts receivable when applicable are reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Contents
Texas Gulf Exploration & Production
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 2.     Summary of Significant Accounting Policies (continued)

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

During the period January 1, 2012 through December 31, 2013, the Company did not recognized any stock-based compensation.  No options have been granted to date.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2013.

Contents
Texas Gulf Exploration & Production
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 2.     Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Buildings                                                                                                      40 years
Equipment                                                                                                    5-15 years

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on  estimated undiscounted  cash flows. Measurement of  the impairment loss, if any, is based on the difference between the carrying value and fair value.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets

The excess of the purchase price over net tangible and identifiable intangible assets of business acquired is carried as Goodwill on the balance sheet. Goodwill is not amortized, but instead is assessed for impairment at least annually and upon the occurrence of certain triggering events or substantive changes in circumstances that indicate that the fair value of goodwill may be impaired. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value of reporting unit. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. There were no material impairments to the carrying value of long-lived assets and intangible assets subject to amortization during the years ended December 31, 2013 and 2012.

Contents
Texas Gulf Exploration & Production
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 2.     Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Taxable income and / or loss generated by Texas Gulf Exploration & Production has been included in the  federal income tax returns of Texas Gulf Oil & Gas, Inc. and certain of its state income tax returns. Texas Gulf Oil & Gas, Inc. has allocated income taxes to Texas Gulf Exploration & Production in the accompanying combined financial statements as if Texas Gulf Exploration & Production were held in a separate corporation which filed separate income tax returns. The Company believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying combined financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had Texas Gulf Exploration & Production been held within a separate stand-alone entity.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	31-Dec-13	31-Dec-12
U.S statutory rate	35%	35%
Less valuation allowance	(35%)	(35%)
Effective tax rate	0	0

The significant components of deferred tax assets and liabilities are as follows:

	31-Dec-13	31-Dec-12
Net operating loss carry forwards valuation available	$(96,049)	$(22,032)

Valuation Allowances	(96,049)	(22,032)
Difference	$0	$0

On an interim basis, the Company has a net operating loss carryover of approximately $1,789 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. The Company   adopted
the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2013.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period January 1, 2012 through December 31, 2013, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet.  We are not currently involved in any income tax examinations.

Contents
Texas Gulf Exploration & Production
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 4.   Related Party Transactions

Overview:

The Company represents a very small portion of Texas Gulf Oil & Gas, Inc. There were no separate bank accounts. Operations presented in these statements were included the overall financial results of the larger entity.

Our net loss for the periods presented will therefore be attributed to related party capital contributions without any way to identify specific cash flows of the assets , liabilities and operations presented.

Note 5.    Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 6.    Property, Plant and Equipment and Intangible Assets

For the Periods Ended:	12/31/2013	12/31/2012

Property, plant and equipment consist of the following:

Equipment	$45,650	$45,650
Total property, plant and equipment	45,650	45,650
Less:
Accumulated depreciation	6,520	6,520
Current depreciation expense	6,520	0
Total accumulated depreciation	13,040	6,520

Net property, plant and equipment	$32,610	$39,130

Intangible assets consist of:

Intangible customer assets	$7,751,031	$7,751,031
Less:
Impairment	0	0

Net intangible assets	$7,751,031	$0

Contents
Texas Gulf Exploration & Production
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 7.    Subsequent Events

On March 28, 2014 the Company sold substantially all of its assets through an asset sale to Texas Gulf Exploration & Production Inc. a subsidiary of Broadleaf Capital Partners Inc.

Contents

John Scrudato CPA
7 Valley View Drive
Califon, New Jersey 07830
(908)-534-0008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Texas Gulf Exploration & Production, Inc.

We have audited the accompanying combined balance sheets of the Special-Purpose Combined Carve Out Financial Statements of Texas Gulf Exploration & Production, (a carve out of Texas Gulf Oil & Gas, Inc.) as of December 31, 2013 and 2012, and the related combined statements of operations, invested equity, and cash flows for each of the two years in the period ended December 31, 2013. These combined financial statements are the responsibility of Texas Gulf Exploration and Production's, management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Exchange Systems are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Exchange Systems’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Texas Gulf Exploration and Production as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, Texas Gulf Exploration & Production, is an integrated business of Texas Gulf Oil & Gas, Inc. and is not a stand-alone entity. The  financial statements of Texas Gulf Exploration & Production reflect the assets, liabilities, revenue and expenses directly attributable to Texas Gulf Exploration & Production, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in invested equity and cash flows of Texas Gulf Exploration & Production on a stand-alone basis and do not necessarily reflect the combined financial position, results of operations, changes in invested equity and cash flows of Texas Gulf Exploration & Production in the future or what they would have been had Texas Gulf Exploration & Production been a separate, stand-alone entity during the periods presented.

/s/ John Scrudato CPA
Califon, New Jersey

April 29, 2014

Financial Statements

Litigation Capital, Inc.

April 26, 2012 (inception) to December 31, 2013
(Audited)

Litigation Capital, Inc.

Contents	Page

Financial Statements:

Balance Sheet at December 31, 2013 (audited), and December 31, 2012 (audited)	1

Statements of Operations for the Year Ended December 31, 2013(audited), and for the Period April 26, 2012(inception) through December 31, 2012 (audited), and the period April 26, 2012(inception) through October 31, 2013 (audited)	2

Statements of Cash Flows for the Year Ended December 31, 2013(audited), and for the Period April 26, 2012(inception) through December 31, 2012 (audited), and the period April 26, 2012(inception) through October 31, 2013 (audited)	3

Statements of Stockholder's Equity for the Year Ended December 31, 2013 (audited), and for the Period April 26, 2012(inception) through December 31, 2012 (audited)	5

Notes to Financial Statements	6-10

Report of Independent Registered Public Accounting Firm	11

Contents

LITIGATION CAPITAL , INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(Audited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$53,890	$31,416
Total Current assets	53,890	31,416

Total Assets	$53,890	$31,416

Liabilities and Equity(Deficit)

Commitments and Contingencies - Note 6
LITIGATION CAPITAL, INC. Shareholder's Deficit
Preferred Stock, $0.0001 par value; 10,000,000 shares authorized at
12/31/13 and 10,000,000 shares authorized at 12/31/12, zero
issued and outstanding 12/31/2013 and 12/31/2012	0	0
Common Stock, $0.0001 par value; 100,000,000 shares authorized at
12/31/13 and 12/31/12, 1,000 issued and
outstanding 12/31/2013 and 12/31/2012	0	0
Contributed capital in excess of par	100,025	50,000
Accumulated deficit	(46,135)	(18,584)
Total Equity(Deficit)	53,890	31,416
Total liabilities and equity(Deficit)	$53,890	$31,416
"The accompanying notes are an integral part of these financial statements"

1

Contents

LITIGATION CAPITAL , INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	January 1. 2013 to December 31, 2013	April 26, 2012 to December 31, 2012	For the period April 26, 2012 (Inception)to December 31, 2013
	(Audited)	(Audited)	(Audited)

Revenues	$0	$0	$0

General Expenses	27,551	18,584	46,135

Net Income(Loss) from Operations	(27,551)	(18,584)	(46,135)

Other Income(Expenses)
Interest Expense	(1,003)	0	(1,003)

Net Income(Loss) from Operations
Before Income Taxes	(28,554)	(18,584)	(47,138)

Tax Expense	0	0	0

Net Income(Loss)	$(28,554)	$(18,584)	$(47,138)

Basic and Diluted Loss Per Share	(28.55)	(18.58)

Weighted average number
of shares outstanding	1,000	1,000

"The accompanying notes are an integral part of these financial statements"

2

Contents

LITIGATION CAPITAL , INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	January 1. 2013 to December 31, 2013	April 26, 2012 to December 31, 2012	For the period April 26, 2012 (Inception)to December 31, 2013
	(Audited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income (loss)	$(27,551)	$(18,584)	$(46,135)
Stock Issued for services	0	0	0

(Increase)decrease in current assets	0	0	0
Increase(decrease) in current liabilities	0	0	0
Net cash used in operating activities	(27,551)	(18,584)	(46,135)

Cash flows from investing activities:
None	0	0	0
Net cash provided(used) by investing activities	0	0	0

Cash flows from financing activities:
Contribution of capital	50,025	50,000	100,025
Net cash provided(used) by financing activities	50,025	50,000	100,025

Increase in cash and equivalents	22,474	31,416	53,890

Cash and cash equivalents at beginning of period	31,416	0	0

Cash and cash equivalents at end of period	$53,890	$31,416	$53,890

"The accompanying notes are an integral part of these financial statements"

3

Contents

LITIGATION CAPITAL , INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

	January 1. 2013 to December 31, 2013	April 26, 2012 to December 31, 2012	For the period April 26, 2012 (Inception)to December 31, 2013
	(Audited)	(Audited)	(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None	$0	$0	$10

"The accompanying notes are an integral part of these financial statements"

4

Contents

LITIGATION CAPITAL , INC.
STATEMENT OF STOCKHOLDER'S EQUITY(DEFICIT)
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED APRIL 26, 2012(inception), THROUGH DECEMBER 31, 2013(Audited)

	Preferred Stock	Preferred Stock	Common Stock	Common Stock		Accumulated
	Shares	Amount	Shares	Amount	ACIP	Deficit	Total

Initial Balances April 26, 2012(inception)	0	$0	0	$0	$0	$0	$0
Capital stock issuance	0	0	1,000	0	50,000	0	50,000
Net Income 4/26/2012 to 12/31/2012	0	0	0	0	0	(18,584)	(18,584)
Balances December 31, 2012	0	0	1,000	0	50,000	(18,584)	31,416
Contribution of capital	0	0	0	0	50,025	0	50,025
Net Income 1/1/2013 to 12/31/2013	0	0	0	0	0.00	(27,551)	(27,551)
Balances December 31, 2013	0	$0	1,000	$0	$100,025	$(46,135)	$53,890

"The accompanying notes are an integral part of these financial statements"

5

Contents
Litigation Capital, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 1.     Organization, History and Business

Litigation Capital, Inc. (“the Company”) was incorporated in Nevada on April 26, 2012.

The Company was established for the purpose of handling litigation capital transactions.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts and terms are recorded by contract.

Accounts Receivable

Accounts receivable when applicable are reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

6

Contents
Litigation Capital, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

During the period April 26, 2012, (inception) through December 31, 2013, the Company did not recognized any stock-based compensation.  No options have been granted to date.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2013.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

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Litigation Capital, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 2.     Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	31-Dec-13	31-Dec-12
U.S statutory rate	35%	35%
Less valuation allowance	(35%)	(35%)
Effective tax rate	0	0

The significant components of deferred tax assets and liabilities are as follows:

	31-Dec-13	31-Dec-12
Net operating loss carry forwards valuation available	$(46,135)	$(18,584)

Valuation Allowances	(46,135)	(18,584)
Difference	$0	$0

On an interim basis, the Company has a net operating loss carryover of approximately $1,789 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2013.

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Litigation Capital, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 3.     Income Taxes (Continued)

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period April 26, 2012(inception) through December 31, 2013, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction.  We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

None

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of December 31, 2013 the Company had 1,000 shares issued and outstanding.

Note 6.    Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Litigation Capital, Inc.  for the period April 26, 2012 (inception) through December 31, 2013:

	12/31/2013	12/31/2012
Net (Loss)	$(27,551)	$(18,584)

Weighted-average common shares outstanding basic

Weighted-average common stock	1,000	1,000
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-	-

Weighted-average common shares outstanding- basic and diluted	1,000	1,000

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Litigation Capital, Inc.
Notes to Financial Statements
as of December 31, 2013 and 2012

Note 9.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of December 31, 2013 the Company had a cash of $53,890 and an accumulated deficit of $53,890 and has not recorded any sales since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 10.    Subsequent Events

On March 28, 2014 the Company sold substantially all of its operations and assets through an asset sale.

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John Scrudato CPA
7 Valley View Drive
Califon, New Jersey 07830
(908)-534-0008

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Litigation Capital, Inc.

We have audited the accompanying balance sheets of Litigation Capital, Inc. (“the Company”) as of December 31, 2013 and December 31, 2012, and the related statements of operations,  stockholders' equity, and cash flows for the year ended December 31, 2013 and the period April 26, 2012(inception) through December 31, 2012 and the period April 26, 2012(inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Litigation Capital, Inc. for the year ended December 31, 2013 and 2012 and the results of its operations, stockholders' equity, and its cash flows for the year ended December 31, 2013, the period April 26, 2012(inception) through December 31, 2012 and the period April 26, 2012(inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has incurred significant losses since inception of $53,890. This and other  factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA
Califon, New Jersey

April 24, 2014

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